NSA      NETHERLAND,
         SEWELL
         & ASSOCIATES,
         INC.
         ------------------











     CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated February 4, 2005 in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.'s previously filed Registration Statement File Nos. 333-122424, 333-25995, 333- 62155, 333-33726, 333-54616, 333-60912-01,
333-55866-01,  333-91316-01,  333-102961,  and  333-102962-01  on Form S-3,  and
333-122168 and 333-56343 on Form S-8.



                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                               By:  /s/ Danny D. Simmons
                                    --------------------------------
                                    Danny D. Simmons
                                    Executive Vice President


Houston, Texas
February 16, 2005